Global Axcess Corp Announces Third Quarter 2008 Financial Results

- Generated $276,800 of Net Income and EPS of $.01 for 3rd Quarter 2008 -
- Achieved quarterly EBITDA of $1.1 million -

JACKSONVILLE, FL, NOVEMBER 04, 2008 /PRNewswire-FirstCall/ - Global Axcess Corp (OTCBB: GAXC) (the “Company”), an independent provider of ATM solutions, today announced the financial results for the third quarter ended September 30, 2008.

The Company reported revenues from continuing operations of over $5.6 million for the third quarter ended September 30, 2008, up from the reported revenues of approximately $5.5 million for the same period of 2007. The increase in revenue was mainly due to an increase in surcharge/convenience fees on selected ATMs beginning in the first quarter of 2008. This represented an increase of approximately 2% over the third quarter of 2007.

The Company recorded net income for the third quarter ended September 30, 2008 of approximately $276,800, or 1 cent per share, which compares to net income of $96,200, or 1 cent per share, for the same period of 2007. Nine-month income from continuing operations increased from $193,300 in 2007 to $839,300 in 2008. Excluding the $100,000 bad debt recovery income in 2007, net income for the nine months ended September 30 would have increased $746,000 year over year.

The Company achieved gross profit from continuing operations of approximately $2.5 million, or 43.4% of revenue, for the three-month period ended September 30, 2008. This compared to $2.3 million, or 41.3% of revenue, for the same period of 2007, or an increase in gross profit dollars of 7.4% over third quarter of 2007. The increase in gross profit and gross profit percentage was mainly due to an increase in surcharge/convenience fees on selected ATMs beginning in the first quarter of 2008 and lower cash costs due to lower interest rates.

SG&A expenses were approximately $1.4 million, or 24.2% of revenue, for the third quarter 2008 versus approximately $1.3 million, or 22.6% of revenue, for the same period in 2007.

Depreciation and amortization expenses decreased by approximately $54,600 to $522,200 for the three-month period ended September 30, 2008 as compared to $576,800 for the same period in 2007.

During the third quarter of 2008, the Company recorded net interest expense of approximately $255,900. This is compared to net interest expense of approximately $314,800 for the same period in 2007. The decrease was mainly due to a decrease in debt balances.

The Company’s EBITDA (earnings before net interest, taxes, depreciation and amortization) increased to $1,055,000 for the third quarter of 2008 from $987,800 for the third quarter of 2007. EBITDA per share for the third quarter of 2008 was 5 cents compared to EBITDA per share of 5 cents for the third quarter of 2007.

The Company’s EBITDA before stock compensation expenses increased to $1,085,500 for the third quarter of 2008 from $1,031,700 for the third quarter of 2007.

EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure. A table reconciling this measure to the appropriate GAAP measure is included in this release.

Mr. George McQuain, Chief Executive Officer of the Company, stated, “We are pleased that third quarter results resulted in net income of over $276,000. We remain highly focused on continuing to deliver an unbroken sequence of profitable quarters.”

Conference Call Information

The conference call will take place at 10:00 a.m. Eastern, on Wednesday, November 5, 2008. Anyone interested in participating should call (866) 550-6338 and enter pass code 4761852 if calling within the United States, or (347) 284-6930 and pass code 4761852 if calling internationally, approximately 5 to 10 minutes prior to 10:00 a.m. There will be a playback available until November 13, 2008. To listen to the playback, please call (888) 203-1112 if calling within the United States or (719) 457-0820 if calling internationally. Please use pass code 4761852 for the replay.

The call is being webcast as well and can be accessed at the Company’s website at http://www.globalaxcess.biz. The webcast will be archived and available through February 5, 2009.

About Global Axcess Corp

Headquartered in Jacksonville, Florida, Global Axcess Corp was founded in 2001 with a mission to emerge as the leading independent provider of ATM services in the United States. Through its wholly owned subsidiary, Nationwide Money Services, Inc. (“NMS”), the Company provides turnkey ATM management solutions that include cash, project and account management services. NMS currently owns, manages or operates approximately 4,300 ATMs in its national network spanning 44 states. For more information on the Company, please visit http://www.globalaxcess.biz.

Investor Relations Contact:
Sharon Jackson, 904-395-1149
Sharon.Jackson@GLXS.biz

This press release may contain forward-looking statements. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should" or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Various important risks and uncertainties may cause the Company’s actual results to differ materially from the results indicated by these forward-looking statements. For a list and description of the risks and uncertainties the Company faces, please refer to Part I, Item 1 of the Company's Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 05, 2008, and other filings that have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, and such statements are current only as of the date they are made.

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2008
(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$1,127,738
Accounts receivable, net of allowance for doubtful accounts of $13,349	985,046
Inventory	336,228
Prepaid expenses and other current assets	152,083
Total current assets	2,601,095

Fixed assets, net	4,933,965

Other assets
Merchant contracts, net	11,519,619
Intangible assets, net	4,130,034
Deferred tax asset - non-current	339,800
Other assets	9,232

Total assets	$23,533,745

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,704,888
Notes payable - related parties - current portion, net	19,821
Senior lenders' notes payable - current portion, net	606,416
Capital lease obligations - current portion	769,184
Total current liabilities	4,100,309

Long-term liabilities
Notes payable - related parties - long-term portion, net	1,311,324
Senior lenders' notes payable - long-term portion, net	4,353,253
Capital lease obligations - long-term portion	642,762
Total liabilities	10,407,648

Stockholders' equity
Preferred stock; $0.001 par value; 5,000,000 shares
authorized, no shares issued and outstanding	-
Common stock; $0.001 par value; 45,000,000 shares
authorized, 21,021,786 shares issued, 20,973,924 outstanding	21,022
Additional paid-in capital	22,606,148
Accumulated deficit	(9,489,107)
Treasury stock; 47,862 shares of common stock at cost	(11,966)
Total stockholders' equity	13,126,097
Total liabilities and stockholders' equity	$23,533,745

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended
	September 30, 2008	September 30, 2007

Revenues	$5,652,977	$5,532,807

Cost of revenues	3,199,906	3,248,596
Gross profit	2,453,071	2,284,211

Operating expenses
Depreciation expense	329,061	390,446
Amortization of intangible merchant contracts	193,173	186,369
Selling, general and administrative	1,367,572	1,253,056
Stock compensation expense	30,540	43,851
Total operating expenses	1,920,346	1,873,722
Operating income from continuing operations
before items shown below	532,725	410,489

Interest expense, net	(255,900)	(314,787)
Gain on sale or disposal of assets	-	500
Income from continuing operations	$276,825	$96,202
Net Income	$276,825	$96,202

Income per common share - basic:
Income from continuing operations	$0.01	$0.01
Net Income per common share	$0.01	$0.01

Income per common share - diluted:
Income from continuing operations	$0.01	$0.01
Net Income per common share	$0.01	$0.01

Weighted average common shares outstanding:
Basic	20,973,924	20,973,924
Diluted	21,043,567	20,973,924

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Nine Months Ended
	September 30, 2008	September 30, 2007

Revenues	$17,026,465	$16,400,007

Cost of revenues	9,578,552	9,610,767
Gross profit	7,447,913	6,789,240

Operating expenses
Depreciation expense	1,108,318	1,143,420
Amortization of intangible merchant contracts	577,502	540,309
Selling, general and administrative	3,987,978	4,011,515
Impairment of notes receivable	-	5,743
Recovery of bad debts	-	(100,000)
Stock compensation expense	152,564	49,181
Total operating expenses	5,826,362	5,650,168
Operating income from continuing operations
before items shown below	1,621,551	1,139,072

Interest expense, net	(782,281)	(923,227)
Loss on sale or disposal of assets	-	(22,517)
Income from continuing operations	$839,270	$193,328
Income from discontinued operations, net of tax	$-	$175,000
Net Income	$839,270	$368,328

Income per common share - basic:
Income from continuing operations	$0.04	$0.01
Income from discontinued operations	$-	$0.01
Net Income per common share	$0.04	$0.02

Income per common share - diluted:
Income from continuing operations	$0.04	$0.01
Income from discontinued operations	$-	$0.01
Net Income per common share	$0.04	$0.02

Weighted average common shares outstanding:
Basic	20,973,924	20,993,209
Diluted	20,998,495	20,994,711

GLOBAL AXCESS CORP AND SUBSIDIARIES
EBITDA Reconciliation
(Unaudited)

	For the Three Months Ended
	September 30, 2008	September 30, 2007

Net income	$276,825	$96,202
Interest expense, net	255,900	314,787
Depreciation expense	329,061	390,446
Amortization of intangible merchant contracts	193,173	186,369
EBITDA	$1,054,959	$987,804
EBITDA per common share	$0.05	$0.05

	For the Nine Months Ended
	September 30, 2008	September 30, 2007

Net income	$839,270	$193,328
Interest expense, net	782,281	923,227
Depreciation expense	1,108,318	1,143,420
Amortization of intangible merchant contracts	577,502	540,309
EBITDA	$3,307,371	$2,800,284
EBITDA per common share	$0.16	$0.13

GLOBAL AXCESS CORP AND SUBSIDIARIES
EBITDA before Stock Compensation Expense Reconciliation
(Unaudited)

	For the Three Months Ended
	September 30, 2008	September 30, 2007

Net income	$276,825	$96,202
Interest expense, net	255,900	314,787
Depreciation expense	329,061	390,446
Amortization of intangible merchant contracts	193,173	186,369
Stock compensation expense	30,540	43,851
EBITDA before Stock Compensation Expense	$1,085,499	$1,031,655
EBITDA before Stock Compensation per common share	$0.05	$0.05

	For the Nine Months Ended
	September 30, 2008	September 30, 2007

Net income	$839,270	$193,328
Interest expense, net	782,281	923,227
Depreciation expense	1,108,318	1,143,420
Amortization of intangible merchant contracts	577,502	540,309
Stock compensation expense	152,564	49,181
EBITDA before Stock Compensation Expense	$3,459,935	$2,849,465
EBITDA before Stock Compensation per common share	$0.16	$0.14